Exhibit 16.1
MINE SAFETY DISCLOSURE

Our mining operations are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”). We have disclosed below information regarding certain citations and orders issued by MSHA and related assessments and legal actions with respect to these mining operations. In evaluating the below information regarding mine safety and health, investors should take into account factors such as: (i) the number of citations and orders will vary depending on the size of a mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process are often reduced in severity and amount, and are sometimes dismissed or vacated. The tables below do not include any orders or citations issued to independent contractors at our mines.
Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires issuers to include in periodic reports filed with the Securities and Exchange Commission (“SEC”) certain information relating to citations and orders for violations of standards under the Mine Act. The following tables disclose information required under the Dodd-Frank Act for the period ending, on December 9, 2020(6).

Mine Name / MSHA Identification Number	Section 104 S&S Citations(1)	Section 104(b) Orders (2)	Section 104(d) Citations and Orders (3)	Section 110(b)(2) Violations (4)	Section 107(a) Orders (5)	Total Dollar Value of MSHA Assessments Proposed (6)
Minorca 21-02449	11	0	0	0	0	$109,947.00
Dry Branch 46-09395	0	0	0	0	0	$2,974.00
Red Hawk 46-09300	0	0	0	0	0	$0.00
Mine 35 46-08131	0	0	0	0	0	$0.00
Mine 39 46-09261	112	0	6	0	0	$719,961.00
Mine 40 46-09298	0	0	0	0	0	$0.00
Mine 42 46-09378	0	0	0	0	0	$0.00
VA Point No. 1 Mine 44-07172	0	0	0	0	0	$369.00
Low Gap 46-05741	0	0	0	0	0	$123.00
No. 8 Loadout 46-07680	0	0	0	0	0	$0.00
Mine 41 44-07264	0	0	0	0	0	$0.00
Mine 43 46-09496	54	0	0	0	0	$197,025.00
Eckman 46-08647	12	0	0	0	0	$14,646.00
Eckman Loadout 46-03341	1	0	0	0	0	$123.00
Road Fork Load Out 46-08278	0	0	0	0	0	$369.00
No. 31 Loadout 46-08554	0	0	0	0	0	$0.00
Highwall Miner #1 46-09182	0	0	0	0	0	$363.00
Black Wolf Washer/Loadout 46-07208	0	0	0	0	0	$0.00
Mine No. 58 36-00957	0	0	0	0	0	$0.00
Eckman Plant 46-09357	2	0	0	0	0	$1,538.00
Dans Branch 46-09517	0	0	0	0	0	$0.00
XMV Inc. #44 46-09523 Hibbing Taconite #21-02660	0 19	0 0	0 0	0 0	0 0	$0.00 $44,625
TOTALS	211	0	6	0	0	$1,092,063

(1) Mine Act section 104 S&S citations shown above are for alleged violations of mandatory health or safety standards that could significantly and substantially contribute to a mine health and safety hazard. It should be noted that, for purposes of this table, S&S citations that are included in another column, such as Section 104(d) citations, are not also included as Section 104 S&S citations in this column.
(2) Mine Act section 104(b) orders are for alleged failures to totally abate a citation within the time period specified in the citation.
(3) Mine Act section 104(d) citations and orders are for an alleged unwarrantable failure (i.e., aggravated conduct constituting more than ordinary negligence) to comply with mandatory health or safety standards.
(4) Mine Act section 110(b)(2) violations are for an alleged “flagrant” failure (i.e., reckless or repeated) to make reasonable efforts to eliminate a known violation of a mandatory safety or health standard that substantially and proximately caused, or reasonably could have been expected to cause, death or serious bodily injury.
(5) Mine Act section 107(a) orders are for alleged conditions or practices which could reasonably be expected to cause death or serious physical harm before such condition or practice can be abated and result in orders of immediate withdrawal from the area of the mine affected by the condition.
(6) Amounts shown include assessments proposed by MSHA for the period beginning January 1, 2020, and ending December 8, 2020 on all citations and orders, including those citations and orders that are not required to be included within the above chart. As noted in this report, these mining operations, including the Company’s interest in the Hibbing Taconite joint venture, were acquired by Cleveland-Cliffs Inc. on December 9, 2020.
(7) Mine Act section 104(e) written notices are for an alleged pattern of violations of mandatory health or safety standards that could significantly and substantially contribute to a mine safety or health hazard.

Exhibit 16.1

Mine Name / MSHA Identification Number	Total Number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) (yes/no) (9)	Legal Actions Pending as of Last Day of Period	Legal Actions Initiated During Period	Legal Actions Resolved During Period
Minorca 21-02449	0	0	26	85	145
Dry Branch Mine 46-09395	0	0	3	17	19
Red Hawk Mine 46-09300	0	0	0	0	0
Mine 35 46-08131	0	0	0	0	0
Mine 39 46-09261	0	0	103	525	710
Mine 40 46-09298	0	0	0	0	0
Mine 42 46-09378	0	0	0	0	6
VA Point No. 1 Mine 44-07172	0	0	0	0	0
Low Gap Mine 46-05741	0	0	0	0	0
No. 8 Loadout 46-07680	0	0	0	0	0
Mine 41 44-07264	0	0	0	0	0
Mine 43 46-09496	0	0	81	230	151
Eckman 46-08647	0	0	0	30	30
Eckman Loadout 46-03341	0	0	0	1	1
Road Fork Load Out 46-08278	0	0	0	3	3
No. 31 Loadout	0	0	0	0	0
Highwall Miner #1 46-09182	0	0	0	0	0
Black Wolf Washer/Loadout 46-07208	0	0	0	0	0
Mine No. 58 36-00957	0	0	0	0	0
Eckman Plant 46-09357	0	0	0	15	15
Dans Branch 46-09517	0	0	0	0	0
XMV Inc. #44 46-09523 Hibbing Taconite #21-02660	0 0	0 0	0 38	0 118	0 132
TOTALS	0	0	251	1,024	1,212

The number of legal actions pending before the Federal Mine Safety and Health Review Commission as of December 8, 2020 that fall into each of the following categories is as follows:

Exhibit 16.1

Mine Name / MSHA Identification Number	Contests of Citations and Orders	Contests of Proposed Penalties	Complaints for Compensation	Complaints of Discharge/ Discrimination/ Interference	Applications for Temporary Relief	Appeals of Judges Rulings
Minorca 21-02449	2	4	0	0	0	0
Dry Branch 46-09395	0	0	0	0	0	0
Red Hawk Mine 46-09300	0	0	0	0	0	0
Mine 35 46-08131	0	0	0	0	0	0
Mine 39 46-09261	0	0	0	0	0	0
Mine 40 46-09298	0	0	0	0	0	0
Mine 42 46-09378	0	0	0	0	0	0
VA Point No. 1 Mine 44-07172	0	0	0	0	0	0
Low Gap Mine 46-05741	0	0	0	0	0	0
No. 8 Loadout 46-07680	0	0	0	0	0	0
Mine 41 44-07264	0	0	0	0	0	0
Mine 43 46-09496	0	1	0	0	0	0
Eckman 46-08647	0	0	0	1	0	0
Eckman Loadout 46-03341	0	0	0	0	0	0
Road Fork Load Out 46-08278	0	0	0	0	0	0
No 31 Loadout 46-08554	0	0	0	0	0	0
Highwall Miner #1 46-09182	0	0	0	0	0	0
Black Wolf Washer/Loadout 46-07208	0	0	0	0	0	0
Mine No. 58 36-00957	0	0	0	0	0	0
Eckman Plant 46-09357	0	0	0	0	0	0
Dans Branch 46-09517	0	0	0	0	0	0
XMV Inc. #44 46-09523 Hibbing Taconite #21-02660	0 0	0 7	0 0	0 1	0 0	0 0
TOTALS	2	12	0	2	0	0

0